UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 11, 2008

Date of Report

(Date of earliest event reported)

SOTHEBY’S

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9750 (Commission File Number)	38-2478409 (IRS Employer Identification No.)

1334 York Avenue

New York, NY 10021

(Address of principal executive offices)

(212) 606-7000

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 17, 2008, Sotheby’s (the “Company”) issued $200,000,000 aggregate principal amount of 3.125% Convertible Senior Notes due 2013 (the “Convertible Notes”) and $150,000,000 aggregate principal amount of 7.75% Senior Notes due 2015 (the “Senior Notes” and together with the Convertible Notes, the “Notes”) to Banc of America Securities LLC, Goldman, Sachs & Co., Comerica Securities, Inc. and HSBC Securities (USA) Inc. (collectively, the “Initial Purchasers”). The net proceeds from the sale of the Convertible Notes and the Senior Notes was approximately $340.2 million, after deducting the initial purchasers' discounts.

Convertible Notes

The Convertible Notes are governed by an indenture, dated as of June 17, 2008 (the “Convertible Notes Indenture”), between the Company and U.S. Bank National Association, as trustee, and will bear interest at a rate of 3.125% per year, payable in cash semi-annually in arrears on June 15 and December 15 of each year, beginning December 15, 2008. The Convertible Notes will mature on June 15, 2013, unless earlier repurchased or converted. The Convertible Notes are convertible into cash, shares of the Company’s common stock (“Common Stock”), or a combination thereof, at the option of the Company, based on an initial conversion rate of 29.4122 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment. Prior to March 15, 2013, such conversion is subject to the satisfaction of certain conditions set forth below. Holders of the Convertible Notes who convert their Convertible Notes in connection with a fundamental change (as defined in the Convertible Notes Indenture) will, under certain circumstances, be entitled to a make-whole premium in the form of an increase in the conversion rate. In addition, in the event of a fundamental change, holders of the Notes may require the Company to purchase all or a portion of their Convertible Notes at a purchase price equal to 100% of the principal amount of Convertible Notes, plus accrued and unpaid interest.

Holders of the Convertible Notes may convert their Convertible Notes at any time prior to the close of business on the business day immediately preceding the maturity date of the Convertible Note under any of the following circumstances:

•

during any fiscal quarter after the fiscal quarter ending September 30, 2008 (and only during such fiscal quarter), if the last reported sale price of Common Stock for at least 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is equal to or more than 130% of the conversion price of the Convertible Notes on the last day of such preceding fiscal quarter;

•

during the five business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of the Convertible Notes for each day of that period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate of the Convertible Notes on each such day; or

•	upon the occurrence of specified corporate transactions described in the Convertible Notes Indenture.

In addition, holders of the Convertible Notes may convert their Convertible Notes at any time beginning on March 15, 2013 and ending on the close of business on the business day immediately preceding the maturity date of the Convertible Notes. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination thereof at its election.

Each of the Company’s existing and future domestic subsidiaries will jointly, severally, fully and unconditionally guarantee the Convertible Notes on a senior unsecured basis to the extent such subsidiaries guarantee its senior secured credit facility.

Senior Notes

The Senior Notes are governed by an indenture, dated as of June 17, 2008 (the “Senior Notes Indenture” and together with the Convertible Notes Indenture, the “Indentures”), between the Company and U.S. Bank National Association, as trustee, and will bear interest at a rate of 7.75% per year, payable in cash semi-annually in arrears on June 15 and December 15 of each year, beginning December 15, 2008. The Senior Notes will mature on June 15, 2015, unless earlier repurchased.

The Senior Notes will not be redeemable at any time before maturity except at the make-whole price specified in the Senior Notes Indenture, plus accrued and unpaid interest. In addition, at any time prior to June 15, 2011, the Company may redeem up to 35% of the aggregate principal amount of the Senior Notes with the net cash proceeds of certain equity offerings at the redemption price of 107.75% plus accrued and unpaid interest.

If the Company experiences a Change of Control (as defined in the Senior Notes Indenture), the Company must offer to repurchase all of the Senior Notes then outstanding at 101% of the aggregate principal amount of the Senior Notes repurchased, plus accrued and unpaid interest.

The Senior Notes Indenture also contains covenants that limit, among other things, the Company and its subsidiaries’ ability to:

•	grant liens on their assets;
•	enter into sale and leaseback transactions; and
•	merge, consolidate or transfer or dispose of substantially all of their assets.

Each of the Company’s existing and future domestic subsidiaries will jointly, severally, fully and unconditionally guarantee the Senior Notes on a senior unsecured basis to the extent such subsidiaries guarantee the Company’s senior secured credit facility.

Registration Rights Agreement

The Company has entered into a registration rights agreement, dated as of June 17, 2008 (the “Registration Rights Agreement”) with Banc of America Securities LLC and Goldman, Sachs & Co., as representatives of the Initial Purchasers (the “Representatives”), pursuant to which the Company has agreed to consummate an offer to exchange the Senior Notes for a new issue of debt securities registered under the Securities Act of 1933, as amended (the “Securities Act”), with terms substantially identical to those of the Senior Notes (except for the provisions relating to the transfer restrictions and payment of additional interest) no later than 366 days after the date of the initial issuance of the notes. However, the Registration Rights agreement provides that the Company will not be required to consummate the exchange offer if (i) the Senior Notes are freely tradable before the required date for the consummation of such exchange offer, and (ii) on or before such date the restrictive legend on the Senior Notes has been removed. If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Senior Notes under certain circumstances.

Convertible Note Hedge Transactions

On June 11, 2008, in connection with the offering of the Convertible Notes, the Company entered into convertible note hedge transactions with respect to its Common Stock (the “Convertible Note Hedges”) with affiliates of Banc of America Securities LLC and Goldman, Sachs & Co. (collectively, the “Counterparties”). The Convertible Note Hedges will cover, subject to customary anti-dilution adjustments, approximately 5,882,440 million shares of Common

Stock. The Convertible Note Hedges have an exercise price equal to the conversion price of the Convertible Notes and are intended to offset potential dilution to Sotheby’s common stock upon potential future conversion of the Convertible Notes. The Convertible Note Hedges will expire upon the maturity of the Convertible Notes.

The Convertible Note Hedges are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Convertible Notes. Holders of the Convertible Notes will not have any rights with respect to the Convertible Note Hedges.

Warrant Transactions

On June 11, 2008, the Company also entered into warrant transactions, whereby the Company agreed to sell to the Counterparties warrants (the “Warrants”) to acquire shares of Common Stock. On June 17, 2008, the Company completed the sale of Warrants to acquire 5,882,440 shares, subject to anti-dilution adjustments, in private placements to the Counterparties in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Warrants have an exercise price of $44.9050, which is approximately 75% above the closing price of the Common Stock on June 11, 2008. The Warrants could have a dilutive effect on the Company’s earnings per share to the extent that the price of the Common Stock exceeds the exercise price of the Warrants.

The issuance of the Warrants is a separate transaction, entered into by the Company with the Counterparties, and is not part of the terms of the Convertible Notes. Holders of the Convertible Notes will not have any rights with respect to the Warrants.

The Company’s net costs of the Convertible Note Hedges and the Warrants was $18.3 million.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The foregoing terms and conditions of the Notes, Indentures and Registration Rights Agreement described in Items 1.01 and 3.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, the Company issued $200,000,000 aggregate principal amount of Convertible Notes to the Initial Purchasers on June 17, 2008, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers are initially offering the Convertible Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The net proceeds from the sale of the Convertible Notes was approximately $194.3 million, after deducting the initial purchasers’ discounts.

The Convertible Notes are convertible into cash and shares of Common Stock, if any, as described above. Neither the Convertible Notes nor the Common Stock issuable upon conversion of the Convertible Notes have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On June 17, 2008, the Company completed the sale of Warrants to acquire 5,882,440 shares, subject to anti-dilution adjustments, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Warrants have an exercise price of $44.9050. The Company received aggregate proceeds of $22.3 million from the sale of the Warrants.

Neither the Warrants nor the Common Stock issuable upon exercise of the Warrants have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2008	SOTHEBY’S

By: /s/ Kevin M. Delaney
Name: Kevin M. Delaney
Title: Senior Vice President, Corporate Controller and
Chief Accounting Officer